SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant toss. 240.14a-11(c) orss. 240.14a-12



                           Trimble Navigation Limited
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies: N/A
     (2)  Aggregate number of securities to which transaction applies: N/A
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A
     (4)  Proposed maximum aggregate value of transaction: N/A
     (5)  Total fee paid: N/A

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: N/A
     (2)  Form, Schedule, or Registration Statement No.: N/A
     (3)  Filing Party: N/A
     (4)  Date Filed: N/A

                           TRIMBLE NAVIGATION LIMITED

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 19, 2004

TO THE SHAREHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Trimble Navigation Limited (the "Company") will be held at the Four Points Sheraton Hotel in Sunnyvale, located at 1250 Lakeside Drive, Sunnyvale, California 94085 in the Ballroom, on Wednesday, May 19, 2004, at 6:00 p.m. local time, for the following purposes:

1. To elect directors to serve for the ensuing year and until their successors are elected.
2. To approve an increase of 1,500,000 shares of the Company's common stock available for issuance and sale under the Company's 2002 Stock Plan.
3. To approve an increase of 300,000 shares in the number of shares of the Company's common stock available for purchase by eligible employees under the Company's 1988 Employee Stock Purchase Plan.
4. To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the current fiscal year ending December 31, 2004.
5. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on March 23, 2004, will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

         All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date, and return the enclosed Proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Alternatively, you may also vote via the Internet or by telephone in accordance with the detailed instructions on your Proxy card. Any shareholder attending the meeting may vote in person even if such shareholder previously returned a Proxy.

                                   For the Board of Directors
                                   TRIMBLE NAVIGATION LIMITED

                                   ROBERT S. COOPER
                                   Chairman of the Board
Sunnyvale, California
April 8, 2004

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IMPORTANT:  WHETHER  OR NOT YOU  PLAN TO  ATTEND  THE  ANNUAL  MEETING,  YOU ARE
REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED OR VOTE VIA THE INTERNET OR BY TELEPHONE TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.
--------------------------------------------------------------------------------

                           TRIMBLE NAVIGATION LIMITED
                           --------------------------

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 19, 2004

         The enclosed Proxy is solicited on behalf of the Board of Directors of Trimble Navigation Limited, a California corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders ("Annual Meeting") to be held at the Four Points Sheraton Hotel located at 1250 Lakeside Drive, Sunnyvale, California 94085 in the Ballroom, on Wednesday, May 19, 2004, at 6:00 p.m. local time, and at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders.

         The Company's principal executive offices are located at 749 North Mary Avenue, Sunnyvale, California 94085. The telephone number at that address is
(408) 481-8000.

         These proxy solicitation materials are to be mailed on or about April 8, 2004, to all shareholders entitled to vote at the Annual Meeting. A copy of the Company's Annual Report for the last fiscal year ended January 2, 2004, accompanies this Proxy Statement but does not form any part of the proxy solicitation materials. A full copy of the Company's annual report on Form 10-K, (including all exhibits thereto) as filed with the Securities and Exchange Commission ("SEC") for the fiscal year ended January 2, 2004, is available via the Internet at the SEC's EDGAR web site at http://www.sec.gov. In addition, a copy of the Company's annual report on Form 10-K is also available via the Internet at the Company's web site at http://www.trimble.com.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Shares Outstanding

         Shareholders of record at the close of business on March 23, 2004 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, the Company had issued and outstanding 50,587,146 shares of common stock, without par value ("Common Stock").

Revocability of Proxies

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention: Secretary) a written notice of revocation or a duly executed proxy bearing a later date (including a proxy by telephone or over the Internet) or by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Voting

         Each share of Common Stock outstanding on the Record Date is entitled to one vote on all matters. An automated system administered by the Company's agent tabulates the votes. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting at the Annual Meeting and the presence or absence of a quorum. The required quorum is a majority of the shares outstanding on the Record Date. Abstentions are counted as votes against proposals presented to the shareholders in tabulations of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

Voting via the Internet or by Telephone

         In addition to completing the enclosed proxy card and submitting it by mail, shareholders may also vote by submitting proxies electronically either via the Internet or by telephone. Please note that there are separate arrangements for using the Internet and telephone depending on whether shares are registered in the Company's stock records directly in a shareholder's name or whether shares are held in the name of a brokerage firm or bank. Detailed electronic voting instructions can be found on the individual Proxy card mailed to each shareholder.

         In order to allow individual shareholders to vote their shares and to confirm that their instructions have been properly recorded, the Internet and telephone voting procedures have been designed to authenticate each shareholder's identity. Shareholders voting via the Internet should be aware that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that will be borne solely by the individual shareholder.

Solicitation of Proxies

         The entire cost of this proxy solicitation will be borne by the Company. The Company has retained the services of Morrow & Co., Inc. to solicit proxies, for which services the Company has agreed to pay approximately $8,000. In addition, the Company will also reimburse certain out-of-pocket expenses in connection with such proxy solicitation. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation, personally or by telephone, telegram or facsimile.

Deadline for Receipt of Shareholder Proposals for 2005 Annual Meeting

         Shareholders are entitled to present proposals for actions at forthcoming shareholder meetings of the Company if they comply with the requirements of the appropriate proxy rules and regulations promulgated by the Securities and Exchange Commission. Proposals of shareholders which are intended to be considered for inclusion in the Company's proxy statement and form of proxy related to the Company's 2005 Annual Meeting of Shareholders must be received by the Company at its principal executive offices (Attn: Corporate Secretary - Shareholder Proposals, Trimble Navigation Limited at 749 North Mary Avenue, Sunnyvale, California 94085) no later than December 16, 2004. Shareholders interested in submitting such a proposal are advised to retain knowledgeable legal counsel with regard to the detailed requirements of the applicable securities laws. The timely submission of a shareholder proposal to the Company does not guarantee that it will be included in the Company's applicable proxy statement.

         The Proxy card attached hereto, to be used in connection with the Company's current 2004 Annual Meeting, grants the proxy holders discretionary authority to vote on any matter otherwise properly raised at such Annual Meeting. The Company presently intends to use a similar form of proxy card for next year's 2005 Annual Meeting of Shareholders. If the Company is not notified at its principal executive offices of a shareholder proposal at least 45 days prior to the one year anniversary of the mailing of this Proxy Statement, then the proxy holders for the Company's 2005 Annual Meeting of Shareholders will have the discretionary authority to vote against any such shareholder proposal if it is properly raised at such annual meeting, even though such shareholder proposal is not discussed in the Company's proxy statement related to that shareholder meeting.

                                     ITEM I
                              ELECTION OF DIRECTORS

Nominees

         A board of seven directors is to be elected at the Annual Meeting. The Board of Directors of the Company has authorized the nomination at the Annual Meeting of the persons named below as candidates. All nominees currently serve on the Board of Directors. The Board has determined that a majority of the Directors are independent directors as defined by Rule 4200(a)(15) of the National Association of Securities Dealers ("NASD") listing standards.

         The names of the nominees and certain information about them, are set forth below:

                                                                                                Director
Name of Nominee             Age     Principal Occupation                                         Since
Steven W. Berglund           52     President and Chief Executive Officer of the Company         1999
Robert S. Cooper (1)(3)      72     President, Aerospace Electronics Division, Titan             1989
                                         Corporation; Chairman of the Board of Directors of
                                         the Company
John B. Goodrich (1)(3)(4)   62     Business Consultant; Secretary of the Company                1981
William Hart (1)(2)(4)       63     Venture Capital Investor and Business Consultant             1984
Ulf J. Johansson (2)(4)      58     Chairman and Founder of Europolitan Vodafone AB              1999
Bradford W. Parkinson (2)    69     Professor (Emeritus), Stanford University                    1984
Nickolas W. Vande Steeg      61     Executive Vice President & Chief Operating Officer,          2003
                                      Parker Hannifin Corporation

----------

(1)      Member of the Compensation Committee
(2)      Member of the Audit Committee
(3)      Member of the Nominating Committee
(4)      Member of the Finance Committee

         Steven W. Berglund joined Trimble as president and chief executive officer in March 1999. Prior to joining Trimble, Mr. Berglund was president of Spectra Precision, a group within Spectra Physics AB, and a pioneer in the development of laser systems. He spent 14 years at Spectra Physics in a variety of senior leadership positions. In the early 1980s, Mr. Berglund spent a number of years at Varian Associates in Palo Alto, where he held a variety of planning and manufacturing roles. Mr. Berglund began his career as a process engineer at Eastman Kodak in Rochester, New York. He attended the University of Oslo and the University of Minnesota where he received a B.S. in chemical engineering in 1974. He later received his M.B.A. from the University of Rochester in New York in 1977.

         Robert S. Cooper was appointed Chairman of the Company's Board of Directors in September 1998. Dr. Cooper has served as a Director of the Company since December 1989. Since 2000, Dr. Cooper has been the President of the Aerospace Electronics Division of Titan Corporation. From 1985 to 2000, Dr. Cooper was president, chief executive officer, and chairman of the board of directors of Atlantic Aerospace Electronics Corporation, an aerospace company, until the company was acquired by Titan Corporation. Dr. Cooper also serves on the board of directors of BAE Systems North America. From 1981 to 1985, he was Assistant Secretary of Defense for Research and Technology and simultaneously held the position of Director for the Defense Advanced Research Projects Agency (DARPA). Dr. Cooper received a B.S. degree in Electrical Engineering from State University of Iowa in 1954, a M.S. degree in Electrical Engineering from Ohio State University in 1958, and a Doctor of Science degree in Electrical Engineering from the Massachusetts Institute of Technology in 1963.

         John B. Goodrich has served as a Director of the Company since January 1981. Mr. Goodrich retired from the law firm of Wilson Sonsini Goodrich & Rosati, where he practiced from 1970 until February 2002. Mr. Goodrich, currently a business consultant, serves on the board of directors of Tessera Technology, Inc., a developer of semiconductor packaging technology and on the boards of several privately held corporations in high technology businesses. Mr. Goodrich received a B.A. degree from Stanford University in 1963, a J.D. from the University of Southern California in 1966, and a L.L.M. in Taxation from New York University in 1970.

         William Hart has served as a Director of the Company since December 1984. Mr. Hart is an advisor to early-stage technology and financial services companies. Mr. Hart retired from Technology Partners, a Silicon Valley venture capital firm, in March 2001. As the founder and Managing Partner of Technology Partners, he led the firm for 21 years. Mr. Hart was previously a senior officer and director of Cresap, McCormick and Paget, management consultants, and held positions in field marketing and manufacturing planning with IBM Corporation. Mr. Hart has served on the boards of directors of numerous public and privately held technology companies. Mr. Hart received a Bachelor of Management Engineering degree from Rensselaer Polytechnic Institute in 1965 and an M.B.A. from the Amos Tuck School of Business at Dartmouth College in 1967.

         Ulf J. Johansson has served as a Director of the Company since December 1999. Dr. Johansson is a Swedish national with a distinguished career in communications technology. He is a founder and has been chairman of Europolitan Vodafone AB, a GSM mobile telephone operator in Sweden since February 1990. Dr. Johansson currently serves as chairman of Frontec AB, an eBusiness consulting company, Zodiak Venture AB, a venture fund focused on information technology. Dr. Johansson also currently serves on the board of directors of Novo Nordisk A/S, a Danish pharmaceutical/life science company as well as several privately held companies. During 1998-2003 Dr. Johansson served as chairman of the University Board of Royal Institute of Technology in Stockholm and formerly also served as president and chief executive officer of Spectra-Physics, and executive vice president at Ericsson Radio Systems AB. Dr. Johansson received a Master of Science in Electrical Engineering, and a Doctor of Technology (Communication Theory) from the Royal Institute of Technology in Sweden.

         Bradford W. Parkinson has served as a Director of the Company since 1984. Currently, Dr. Parkinson is the Edward C. Wells Endowed Chair professor (emeritus) at Stanford University and has been a Professor of Aeronautics and Astronautics at Stanford University since 1984. Dr. Parkinson has also directed the Gravity Probe-B spacecraft development project at Stanford University, sponsored by NASA, and has been program manager for several Federal Aviation Administration sponsored research projects on the use of Global Positioning Systems for navigation. While on a leave of absence from Stanford University, Dr. Parkinson served as the Company's President and Chief Executive Officer from August 1998 through March 1999, while the Company searched for a Chief Executive Officer. From 1980 to 1984 he was group vice president and general manager for Intermetrics, Inc. where he directed five divisions. In 1979, Dr. Parkinson served as group vice president for Rockwell International directing business development and advanced engineering. In 2003, he was awarded the Draper Prize by the National Academy of Engineering for the development of GPS. Dr. Parkinson received a B.S. degree from the U.S. Naval Academy in 1957, an M.S. degree in Aeronautics/Astronautics Engineering from Massachusetts Institute of Technology in 1961 and a Ph.D. in Astronautics Engineering from Stanford University in 1966.

         Nickolas W. Vande Steeg joined the Company's Board of Directors in July 2003. Mr. Vande Steeg is an executive vice president and chief operating officer with Parker Hannifin Corporation and has been with the company since 1971. Parker Hannifin is a diversified manufacturer of motion and control technologies and systems solutions for a wide variety of commercial, mobile, industrial and aerospace markets. Currently, he is overseeing three industrial groups,

Hydraulics, Fluid Connectors and Automation as well as the "lean organization" element of Parker Hannifin's WIN Strategy, which is focused on premier customer service, financial performance and profitable growth. Mr. Vande Steeg began his career at John Deere Corporation serving as an Industrial Engineer and Industrial Relations Manager from 1965 to 1970. Mr. Vande Steeg received his B.S. in Industrial Engineering from the University of California, Irvine in 1968 and an M.B.A. from Pepperdine University in Malibu, California in 1985.

Vote Required

         The seven nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected as directors. Every shareholder voting for the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by the shareholder as of the Record Date, or distribute such shareholder's votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than the number of directors to be elected. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate the shareholder's votes.

         Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under California law. While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions and broker non-votes in the election of directors, the Company believes that both abstentions and broker non-votes should be counted solely for purposes of determining whether a quorum is present at the Annual Meeting. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions and broker non-votes with respect to the election of directors in this manner.

         Unless otherwise directed, the proxy holders will vote the proxies received by them for the seven nominees named above. In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed above as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders. As of the date of this Proxy Statement, the Board of Directors has no reason to believe that any nominee will be unable or will decline to serve as a director. The directors elected will hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified.

Recommendation of the Board of Directors

         The Board of Directors recommends that shareholders vote FOR the election of the above-named persons to the Board of Directors of the Company.

Board Meetings and Committees

         The Board of Directors held 10 meetings during the fiscal year ended January 2, 2004. With the exception of Mr. Vande Steeg, who joined the Board of Directors in July 2003, no director attended fewer than 75% of the aggregate of all the meetings of the Board of Directors and the meetings of the committees, if any, upon which such director also served during the fiscal year ended January 2, 2004. It is the Company's policy to encourage directors to attend the Company's Annual Meeting of Shareholders. Five out of six members of the board of directors attended the 2003 Annual Meeting.

Shareholder Communications with Directors

         The Board of Directors has established a process to receive communications from shareholders. Shareholders of the Company may communicate with one or more of the Company's Directors (including any board committee or group of directors) by mail in care of Board of Directors, Trimble Navigation Limited, 749 North Mary Avenue, Sunnyvale, California 94085. Such communications should specify the intended recipient or recipients.

Audit Committee

         The Board of Directors has a standing Audit Committee. The current members of the Audit Committee are directors Hart, Johansson and Parkinson, and director Johansson currently serves as the committee chairman. The Audit Committee held eight meetings during the 2003 fiscal year. The purpose of the Audit Committee is to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company, to provide to the Board of Directors the results of its examinations and recommendations derived therefrom, to outline to the Board of Directors improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide such additional information as the committee may deem necessary to make the Board of Directors aware of significant financial matters which require the Board's attention.

         Mr. Hart and Mr. Johansson are independent directors as defined by applicable Nasdaq National Market Rules and listing standards. Director Parkinson is not independent under Rule 4200(a)(15) of the Nasdaq National Marketplace Rules due to his receiving $72,000 of consulting fees in the 2001 fiscal year. See "Compensation of Directors, Other Arrangements." The Board of Directors has determined, pursuant to Rule 4350(d)(2)(B) of the Nasdaq National Marketplace Rules, that it is in the best interests of the Company and its shareholders to maintain Dr. Parkinson's participation on the Audit Committee due to his having served on the Board of Directors since 1984 and having been a long-standing member of the Audit Committee. Dr. Parkinson served as Interim President & CEO of the Company from August 1998 to March 1999, which the Board of Directors believes gives him a unique perspective and the ability to make a valuable contribution to the Audit Committee.

         All   current   members  of  the  Audit   Committee   are   financially
sophisticated and are able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. The Board of Directors has determined that Director Hart is a "financial expert" as that term is defined in the rules promulgated by the Securities and Exchange Commission, serving on the Audit Committee. In addition to serving as CEO and CFO of a venture capital firm, Director Hart has reviewed and analyzed numerous companies' financial statements in managing venture capital investment funds for more than 20 years. During his career he has served on the board of directors of numerous public and privately held companies.

Compensation Committee

         The Board of Directors has a standing Compensation Committee. The current members of the Compensation Committee are directors Cooper, Goodrich and Hart, and director Goodrich currently serves as the committee chairman. The Compensation Committee held one meeting during the 2003 fiscal year. The purpose of the Compensation Committee is to review and make recommendations to the full Board of Directors with respect to all forms of compensation to be paid or provided to the Company's executive officers.

Nominating and Corporate Governance Committee

         The Company has a Nominating and Corporate Governance Committee (the "Nominating/Governance Committee"). The functions of the Nominating/Governance Committee include the following:

     o identifying and recommending to the Board individuals qualified to serve as directors of the Company;
     o    recommending  to the Board  directors  to serve on  committees  of the
          Board;
     o advising the Board with respect to matters of Board composition and procedures;
     o developing and periodically reviewing the corporate governance principles adopted by the Board; and
     o    overseeing the evaluation of the Board and the Company's management.

         The Nominating/Governance Committee is governed by a charter, a current copy of which is available on our corporate website at www.trimble.com. The current members of the Nominating/Governance Committee are director Cooper, who serves as the chairman, and director Goodrich, each of whom is an independent director under the Nasdaq listing standards. The Nominating/Governance Committee met two times during the fiscal year 2003.

         The Nominating/Governance Committee will consider director candidates recommended by shareholders. In considering candidates submitted by shareholders, the Nominating/Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the Nominating/Governance Committee, a shareholder must submit the recommendation in writing and must include the following information:

     o The name of the shareholder and evidence of the person's ownership of Company stock, including the number of shares owned and the length of time of ownership; and

     o The name of the candidate, the candidate's resume or a listing of his or her qualifications to be a director of the Company and the person's consent to be named as a director if selected by the Nominating/Governance Committee and nominated by the Board.

         The shareholder recommendation and information described above must be sent to the Committee Chairman in care of Corporate Secretary at Trimble Navigation Limited, 749 North Mary Avenue, Sunnyvale, California 94085 and must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of the Company's most recent annual meeting of shareholders.

         The Nominating/Governance Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board's oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Nominating/Governance Committee will examine a candidate's specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company.

         The Nominating/Governance Committee identifies potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons, meeting the criteria described above, who have had a change in circumstances that might make them available to serve on the Board. The Nominating/Governance Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the Committee will also consider candidates recommended by shareholders.

         Once a person has been identified by the Nominating/Governance Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating/Governance Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating/Governance Committee requests information from the candidate, reviews the person's accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate's accomplishments. The Committee's evaluation process does not vary based on whether or not a candidate is recommended by a shareholder.

         Director Vande Steeg, who joined the Board of Directors in July 2003, was recommended for consideration by the Nominating/Governance Committee by a third-party search firm. Such third-party search firm was paid a fee to assist in identifying and evaluating suitable candidates for potential nominees to the Company's Board of Directors. The firm also conducted reference checks and interviewed selected candidates.

Finance Committee

         The Board of Directors formed a Finance Committee in October 2001 for the purpose of assisting the Board of Directors and the management of the Company with certain matters involving the financing of the Company's business but not with respect to matters relating to budgeting or to financial or managerial accounting decisions for the Company. The current members of the Finance Committee are directors Goodrich, Hart and Johansson, and director Hart currently serves as the committee chairman. The Finance Committee held two meetings during fiscal year 2003. Since being established, the Finance Committee has assisted the Company with assessing the adequacy of the Company's financial resources to meet current and anticipated strategic and operating needs, understanding the economic and financial issues and risks facing the Company as well as the overall financial soundness of the Company, finding programs for obtaining additional financial resources, determining the appropriateness and risks of proposed financing arrangements and participating in the discussions and negotiations related to proposed financing arrangements.


Compensation Committee Report

         The Compensation Committee of the Board of Directors (the "Compensation Committee") establishes the general compensation policies of the Company and the compensation plans and specific compensation levels for executive officers of the Company. The Compensation Committee believes that the compensation of the

Chief Executive Officer should be primarily influenced by the overall financial performance of the Company.

         The Compensation Committee also believes that the compensation of the Chief Executive Officer should be established within a range of compensation for similarly situated chief executive officers of comparable companies in the high technology and related industries in the Standard & Poor's High Technology Composite Index ("peer companies") and their performance according to data obtained by the Compensation Committee from independent outside consultants and publicly available data, such as proxy data from peer companies as adjusted by the Compensation Committee's consideration of the particular factors influencing the Company's performance and current situation. The Standard & Poor's High Technology Composite Index is not the same index used for purposes of the
Company performance graph. A portion of the Chief Executive Officer's compensation package is established as base salary and the balance is variable and consists of an annual cash bonus and/or stock option grants.

         Within these established ranges and guidelines, and taking into account the Company's historical performance compared to peer companies, the
Compensation Committee and Board of Directors also carefully considered the current risks and challenges facing the Company as well as the individual qualifications, skills and past performance of Mr. Berglund. Based on these considerations, the Compensation Committee and Board of Directors approved a base annual salary of $453,200 for Mr. Berglund beginning July 16, 2003. See also "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

         The Compensation Committee carefully reviewed and considered its cash bonus program for fiscal year 2003 for senior executives of the Company. Such program provided for an annual cash bonus, based upon a maximum eligible percentage of each executive's base salary within a range of target incentives as reported by professional compensation surveys. The percentage for each executive was then adjusted by factoring in an evaluation of such individual's performance as related to the Company's financial performance. The Board of Directors and the Committee have approved a similar cash bonus program for fiscal year 2004, which will provide interim payments to be made on a quarterly basis and a single cash bonus to be paid at the end of the year. The total size of the Company's bonus pool for all employees, including executives, was determined with respect to the Company's performance in meeting certain goals for both revenue and income for fiscal year 2003. The total bonus pool for all employees, including all executives, was approximately $4,600,000 for fiscal year 2003. Mr. Berglund earned a bonus of $464,667 out of the total bonus pool.

         Based on the Board of Directors' and the Compensation Committee's evaluation of the Chief Executive Officer's ability to influence the long-term growth and profitability of the Company, and in connection with his performance review during the 2003 fiscal year, the Compensation Committee and the Board of Directors approved a new option grant for Mr. Berglund to purchase an additional 150,000 shares of the Company's Common Stock at the then current fair market value of $17.00 per share (as adjusted for the 3-for-2 stock split on March 4, 2004). Such options vest 40% after the second year and monthly thereafter such that the option is vested entirely after five years. Upon a change of control of the Company, Mr. Berglund would receive an additional 12 months of vesting.

         The Compensation Committee also adopted similar policies with respect to the overall compensation of other senior executive officers of the Company. A portion of each compensation package was established as base salary, and the balance is variable and consists of an annual cash bonus and stock option grants. Using salary survey data supplied by outside consultants and other publicly available data, such as proxy data from peer companies, the Compensation Committee established base salaries for each senior executive within a range of salaries of similarly situated executive officers at comparable companies. In addition, these base salaries of senior executive officers were then adjusted by the Compensation Committee taking into consideration factors such as the relative performance of the Company, the performance of the business unit for which the senior executive is responsible and the individual's past performance and future potential.

         The size of option grants, if any, to other senior executive officers was determined by the Compensation Committee's evaluation of each executive's ability to influence the Company's long-term growth and profitability. The Company also has a metric measurement system in place with respect to option grants made to all new employees under the Company's option plans in order to ensure consistency among grants and competitiveness in the marketplace. Generally, these options are granted at the then current market price, and because the value of an option bears a direct relationship to the Company's stock price, it is an incentive for managers to create value for shareholders. The Compensation Committee therefore views stock options as an important component of its long-term, performance-based compensation philosophy.

         In general, the Company reviews all employees and executive officers of the Company, other than the Chief Executive Officer, as part of a single worldwide program (exclusive of geographic sites where work collectives or unions govern this activity). This single review plan was adopted to provide a common, annual review date for all employees and executive officers. Under the single review plan, the total compensation of all employees of the Company, including executive officers, will be reviewed annually in accordance with the same common criteria. Base salary guidelines have been established and will be revised periodically based upon market conditions, the economic climate and the Company's financial position. Merit increases, if any, for all employees and executive officers of the Company will be based upon the following criteria: the individual employee's performance for the year as judged against his/her job goals and responsibilities, the individual employee's salary, individual skill set and performance as compared to other employees in the same or similar department, the individual employee's position in the salary grade, the employee's salary relative to market data for the position and the Company's fiscal budget and any associated restrictions. The annual review for fiscal year 2003 is set for April 2004.

  Submitted by the Compensation Committee of the Company's Board of Directors,

Robert S. Cooper, Member   John B Goodrich, Chairman     William Hart, Member
Compensation Committee     Compensation Committee        Compensation Committee


Internal Revenue Code Section 162(m) Implications for Executive Compensation

         Section 162(m) of the Internal Revenue Code generally limits the deductibility by the Company of compensation in excess of $1,000,000 paid to certain executive officers to the extent the compensation is not considered performance-based for purposes of Section 162(m). All compensation paid by the Company during 2003 was fully deductible for federal income tax purposes. However, certain options previously granted by the Company would not be considered performance-based for purposes of Section 162(m). Consequently, to the extent that non-performance based compensation received by certain executive officers in a future year would exceed $1,000,000, the amount in excess of $1,000,000 would not be deductible by the Company.

Compensation Committee Interlocks and Insider Participation

         Robert S. Cooper, John B. Goodrich and William Hart served as the members of the Company's Compensation Committee during the 2003 fiscal year. In August 1998, Dr. Cooper was appointed to serve as the Company's Chairman of the Board of Directors and became an employee of the Company through August 1999 pursuant to an agreement approved by a majority of the disinterested members of the Board of Directors. Since 1998, Mr. Goodrich has served as the Company's corporate secretary; however, he is not, and has never been an employee of the Company. In addition, Mr. Goodrich retired in February 2002 as a member of the law firm of Wilson Sonsini Goodrich & Rosati, P.C. where he practiced from 1970. The law firm was retained by the Company during the previous fiscal years as outside counsel to provide certain legal services to the Company. See "Compensation of Directors" and "Certain Relationships and Related Transactions."


Compensation of Directors

         Cash Compensation. In order to help attract additional new outside candidates to serve on the Company's Board of Directors, the Board of Directors carefully considered and adopted a cash compensation policy effective January 1, 2004. Under this cash compensation plan, all non-employee directors receive an annual cash retainer of $20,000 to be paid quarterly in addition to a fee of $2,000 for each board meeting attended in person and $500 for each board or committee meeting attended via telephone conference. Members of designated committees of the Board of Directors receive $1,000 per meeting which is not held on the same day as a meeting of the full Board of Directors. Non-employee directors are also reimbursed for local travel expenses or paid a fixed travel allowance based on the distance to the meeting, and reimbursed for other necessary business expenses incurred in the performance of their services as directors of the Company.

         1990 Director Stock Option Plan. The Company's 1990 Director Stock Option Plan (the "Director Plan") was adopted by the Board of Directors on December 19, 1990 and approved by the shareholders on April 24, 1991. An aggregate of 570,000 shares (as adjusted for the 3-for-2 stock split on March 4, 2004) of the Company's Common Stock has been previously reserved for grants issuable pursuant to the Director Plan ("Director Options"). The Director Plan provides for the annual granting of nonstatutory stock options to each non-employee director of the Company (the "Outside Directors"). Pursuant to the terms of the Director Plan, Outside Directors were granted a one-time option to purchase 22,500 shares (as adjusted for the 3-for-2 stock split on March 4, 2004) of the Company's Common Stock upon initially joining the Board of Directors. Thereafter, each year, each Outside Director receives an additional option grant to purchase 7,500 shares (as adjusted for the 3-for-2 stock split on March 4, 2004) if re-elected at the annual meeting of shareholders. All such Director Options have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, vest monthly over a period of three years, and have a ten year term of exercise. The Director Plan expired on December 19, 2003 and the Board of Directors has adopted a policy to continue to grant options to Outside Directors from the Company's 2002 Stock Plan.

         As of the Record Date, options to purchase an aggregate of 287,501 shares, having an average exercise price of $13.27 per share and expiring from April 2004 to May 2013 were outstanding. During the last fiscal year ended January 2, 2004, directors Cooper, Goodrich, Hart, Johansson and Parkinson were each granted Director Options to purchase 7,500 shares of the Company's Common Stock at an exercise price of $15.71 per share (as adjusted for the 3-for-2 stock split on March 4, 2004). Director Vande Steeg was granted an option to purchase 22,500 shares of the Company's Common Stock at an exercise price of $17.00 per share (as adjusted for the 3-for-2 stock split on March 4, 2004) from the 2002 Stock Plan.

         Other Arrangements. In connection with agreeing to serve as the Company's Chairman of the Board of Directors beginning in August 1998, Dr. Cooper entered into a standby consulting agreement with the Company for which he would have been paid on an hourly basis for consulting services on an as needed basis as determined by the Company's Chief Executive Officer. This Agreement expired on September 1, 2003 and no compensation was paid under this Agreement during the 2003 fiscal year. Dr. Cooper continues to serve as the Company's Chairman of the Board of Directors, but has not received any additional compensation for such services.

         In connection with agreeing to serve as the Company's interim President and Chief Executive Officer beginning in August 1998, Dr. Parkinson entered into a consulting agreement with the Company which expired June 1, 2002. In addition, Dr. Parkinson also entered into a standby consulting agreement with the Company for which he would have been paid on an hourly basis for consulting services on an as needed basis as determined by the Company's Chief Executive Officer. Dr. Parkinson and the Company terminated this agreement as of December 31, 2003. No compensation was paid to Dr. Parkinson under this Agreement during the 2003 fiscal year. Dr. Parkinson was paid $72,000 and $54,000 for consulting services for fiscal years 2001 and 2002, respectively.

         In June 2000, the Company entered into an agreement for professional services with Bjursund Invest AB, a company which is wholly-owned by Ulf J. Johansson. Pursuant to the terms of this agreement, Dr. Johansson provided certain consulting and advisory services to the Company in Sweden and Europe in addition to his serving on the Company's Board of Directors. The Company paid $4,000 per day for such services with an annual guaranteed minimum payment of $24,000 together with expenses invoiced at cost. The agreement was terminated as of December 31, 2003. The Company paid a total of $24,000 under this agreement for services rendered during the fiscal year 2003. Dr. Johansson was paid $24,000 and $29,508 under this agreement for services rendered during fiscal years 2001 and 2002, respectively.


                             Audit Committee Report

         The information contained in this report shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that it is specifically incorporated by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

         The Audit Committee is a standing committee of the Board of Directors and operates under a written charter adopted by the Board of Directors. Among its other functions, the Audit Committee recommends to the Board of Directors, subject to shareholder ratification, the selection of the Company's independent auditor.

         The Audit Committee has reviewed and discussed the Company's consolidated financial statements and financial reporting process with the Company's management, which has the primary responsibility for the Company's consolidated financial statements and financial reporting processes, including its system of internal controls. Ernst & Young LLP ("Ernst & Young"), the Company's current independent auditor, is responsible for performing an independent audit of the consolidated financial statements of the Company and for expressing an opinion on the conformity of those financial statements with generally accept accounting principles. The Audit Committee has reviewed and candidly discussed with Ernst & Young the overall scope and plans of its audits, its evaluation of the Company's internal controls, the overall quality of the Company's financial reporting processes and accounting principles and judgment, and the clarity of disclosures in the Company's consolidated financial statements.

         The Audit Committee has discussed with Ernst & Young those matters required to be discussed by Statement of Auditing Standards No. 61 ("Communication With Audit Committees"). Ernst & Young has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committee"), and has also discussed with Ernst & Young that firm's independence from management and the Company. The Audit Committee has also determined that Ernst & Young's provision of non-audit services (such as tax-related services) to the Company and its affiliates is compatible with maintaining the independence of Ernst & Young with respect to the Company and its management.

         Based on the Audit Committee's discussion with management and the independent auditors, and the Audit Committee's review of the representation of management and the report of the independent auditor to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended January 2, 2004 for filing with the Securities and Exchange Commission.

      Submitted by the Audit Committee of the Company's Board of Directors,

William Hart, Member  Ulf J. Johansson, Chairman   Bradford W. Parkinson, Member
Audit Committee       Audit Committee              Audit Committee

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

         The following table sets forth the shares of the Company's Common Stock beneficially owned as of the Record Date (unless otherwise noted below) by: (i) all persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Stock, (ii) each director of the Company (including nominees), (iii) the executive officers of the Company named in the Summary Compensation Table presented in this Proxy Statement, and (iv) all directors and executive officers of the Company, as a group:

                                                                                  Shares
                                                                            Beneficially Owned (2)
                                                                            ----------------------
5% Shareholders, Directors and Nominees, and Executive Officers (1)         Number         Percent (%)
-------------------------------------------------------------------         ------         -----------
PRIMECAP Management Company                                                3,140,422          6.21%
225 South Lake Avenue #400, Pasadena, CA 91101 (3)

Steven W. Berglund (4)...................................................    608,140          1.19%
Robert S. Cooper (5).....................................................    133,500            *
John B. Goodrich (6).....................................................     61,418            *
William Hart (7).........................................................    115,113            *
Ulf J. Johansson (8).....................................................     37,500            *
Bradford W. Parkinson (9)................................................     98,778            *
Nickolas W. Vande Steeg (10).............................................      6,250            *
Mary Ellen Genovese (11).................................................    248,288            *
Dennis L. Workman (12)...................................................    106,675            *
Irwin L. Kwatek  (13)....................................................     52,701            *
Joseph F. Denniston  (14)................................................     70,260            *
All Directors and Executive Officers, as a group
     (18 persons) (4)-(14)...............................................  2,198,592          4.20%

----------
*    Indicates less than 1%
(1) Except as otherwise noted in the table, the business address of each of the persons named in this table is: c/o Trimble Navigation Limited, 749 North Mary Avenue, Sunnyvale, California 94085.
(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are exercisable within 60 days of the Record Date are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the ownership of any other person. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.
(3) The information is based upon Schedule 13F as filed with the SEC on February 13, 2004.

(4)  Includes 570,625 shares subject to stock options.
(5)  Includes 60,000 shares subject to stock options.
(6)  Includes 25,000 shares subject to stock options.
(7)  Includes 60,000 shares subject to stock options.
(8)  Includes 37,500 shares subject to stock options.
(9) Includes 4 shares held by Dr. Parkinson's spouse, 3,772 shares held in a charitable remainder trust and 90,000 shares subject to stock options.
(10) Includes 6,250 shares subject to stock options.
(11) Includes 233,576 shares subject to stock options.
(12) Includes 101,377 shares subject to stock options.
(13) Includes 52,701 shares subject to stock options.
(14) Includes 68,877 shares subject to stock options.


Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's executive officers and directors and persons who own more than 10% of a registered class of the Company's equity securities during the fiscal year ended January 2, 2004 file reports of initial ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such officers, directors and 10% shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

         To the Company's knowledge, based solely on its review of the copies of such forms received by it, the Company believes that, during the last fiscal year ended January 2, 2004, all Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were complied with on a timely basis, except that Dr. Cooper filed a Form 4 in June 2003 to report an acquisition of 1,000 shares of Company common stock in October 1995.

EXECUTIVE COMPENSATION

         The following table sets forth the compensation, including bonuses, earned during each of the Company's last three fiscal years ending January 2, 2004 by (i) all persons who served as the Company's Chief Executive Officer during the last completed fiscal year, and (ii) the four other most highly compensated executive officers of the Company serving at the end of the last completed fiscal year:


                           Summary Compensation Table


                                                                                                            Long-term
                                                    Annual Compensation(1)                               Compensation (2)
                                                    ----------------------                               ----------------
                                                                                                            Securities
                                                                    Other Annual        All Other           Underlying
Name and Principal Position          Year   Salary($)   Bonus($)   Compensation($)   Compensation (3)($)    Options(#)
---------------------------          ----   ---------   --------   ---------------   -------------------    ----------
Steven W. Berglund                   2003    445,990    464,667                         88,640 (4)           150,000
President and Chief Executive        2002    440,000     34,086                         91,160 (4)            45,000
Officer                              2001    440,000          0                         95,840 (4)            37,500

Mary Ellen Genovese                  2003    252,996    131,910                          2,500                18,000
Chief Financial Officer and          2002    247,568     34,086                          2,500                30,000
Vice President Finance               2001    243,202          0                          1,100                60,000

Dennis L. Workman                    2003    204,456    165,403                          2,500                37,500
Vice President and General Manager   2002    200,070      131,803                        2,500                37,500
Component Technologies Division      2001    200,070     26,903                          2,072                37,500

Irwin L. Kwatek                      2003    212,021    138,054          3,595           2,500                18,000
Vice President and General Counsel   2002    206,000      7,485          6,335           2,500                15,000
                                     2001    206,539          0                         14,520 (5)            18,000

Joseph F. Denniston (6)              2003    229,932    119,887                          2,500                12,000
Vice President, Operations           2002    225,000     34,086                          2,500                22,500
                                     2001    150,575     50,000                            300               105,000

----------

(1) Compensation deferred at the election of an executive is included in the applicable category and in the year earned.

(2) The Company has not issued stock appreciation rights or restricted stock awards. The Company has no "long-term incentive plan" as the term is defined in the applicable rules.

(3) Represents Company matching contributions pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended, unless otherwise noted, for the periods in which they accrued. All full-time employees are eligible to participate in the Company's 401(k) plan.

(4) Represents only the portion of a loan, including related accrued interest that was forgiven by the Company during the year. The loan was originally made in connection with hiring Mr. Berglund for the purpose of assisting him with relocating to California and obtaining a primary residence. See "Certain Relationships and Related Transactions."

(5) Includes $13,320 paid to Mr. Kwatek for assistance with relocation to Northern California, and $1,200 in Company matching contributions pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended.

(6) Mr. Denniston has served as the Company's Vice President of Operations since April of 2001.

                        Option Grants in Last Fiscal Year

         The following table sets forth the number and terms of options granted to the persons named in the Summary Compensation Table during the last fiscal year ended January 2, 2004:






                                       Individual Grants (1)
                                       ---------------------                                     Potential Realizable
                                     Number of     % of Total                                      Value at Assumed
                                    Securities      Options                                      Annual Rates of Stock
                                    Underlying    Granted to        Exercise                      Price Appreciation
                                     Options      Employees in       Price       Expiration       for Option Term (5)
Name                                Granted(#)   Fiscal Year(2)   ($/Share) (3)   Date (4)      5% ($)        10% ($)
----                                ----------   --------------   -------------   --------      ------        -------
Steven W. Berglund...........       150,000         11.56%           $17.00       7/16/2013    $1,603,950    $4,064,700

Mary Ellen Genovese..........        18,000          1.39%           $17.00       7/16/2013    $  192,747    $  487,764

Dennis L. Workman............        37,500          2.9%            $17.00       7/16/2013    $  400,987    $1,016,175

Irwin L. Kwatek..............        18,000          1.39%           $17.00       7/16/2013    $  192,747    $  487,764

Joseph F. Denniston..........        12,000           .92%           $17.00       7/16/2013    $  128,316    $  325,176

----------

(1) All share amounts and realized values shown in the table above have been adjusted for the 3-for-2 stock split on March 4, 2004).
(2) The Company granted options to purchase an aggregate of 1,296,472 shares (as adjusted for the three-for-two stock split on March 4, 2004) of the Company's Common Stock to employees, consultants and non-employee directors during fiscal year 2003 pursuant to the Company's 2002 Stock Plan and the 1990 Director Stock Option Plan.
(3) All options presented in this table were granted at an exercise price equal to the fair market value of a share of the Company's Common Stock on the date of grant, as quoted on the Nasdaq National Market System.
4) All options presented in this table may terminate before the stated expiration following the termination of the optionee's status as an employee, consultant or director, including upon the optionee's death or disability.
(5) The assumed 5% and 10% compound rates of annual stock appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. All grants listed in the table vest 20% after the first year and monthly thereafter such that full vesting occurs five years from the date of the grant. All options listed have a ten-year term of exercise which, assuming the specified rates of annual compounding, results in total appreciation of 62.9% (at 5% per year) and 159.4% (at 10% per year) for the ten-year option term. All options listed would accelerate upon a change of control of the Company, if not assumed by the successor to the Company. In any event, upon change of control Mr. Berglund and Ms. Genovese would receive an additional 12 months of vesting.

   Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                     Values

         The following table provides information on option exercises by the persons named in the Summary Compensation Table during the last fiscal year ended January 2, 2004:



                                                    Number of Securities Underlying         Value of Unexercised
                         Shares                      Unexercised Options at Fiscal      In-the-Money Options at Fiscal
                       Acquired on      Value               Year-End (#)(1)                    Year-End ($) (2)
                      Exercise (#)    Realized($)    Exercisable      Unexercisable    Exercisable     Unexercisable
                      ------------    -----------    -----------      -------------    -----------     -------------
Name
----
Steven W. Berglund       61,500        $785,301        533,750           237,500       $10,085,567      $2,520,577

Mary Ellen Genovese         -              -           211,450           109,550       $ 1,851,449      $  876,545

Dennis L. Workman           -              -            91,625            92,125       $ 1,142,569      $  501,810

Irwin L. Kwatek             -              -            45,576            67,925       $   515,090      $  614,559

Joseph F. Denniston       4,500        $ 25,500         58,252            76,750       $   824,448      $1,007,102


(1) All share amounts and realized values shown in the table above have been adjusted for the 3-for-2 stock split on March 4, 2004).

(2) Represents the market value of the Common Stock underlying the options at fiscal year end, less the exercise price of "in-the-money" options. The closing price of the Company's Common Stock on January 2, 2004 as quoted on the Nasdaq National Market System was $24.48 per share (as adjusted for the 3-for-2 stock split on March 4, 2004).

Changes to Compensation Plans

         As described further in this Proxy Statement, the Company has proposed resolutions to increase the number of shares reserved under the 2002 Stock Plan (see Item II below) and to increase the number of shares of Common Stock reserved under the 1988 Employee Stock Purchase Plan (see Item III below). Because all grants under the 2002 Stock Plan are to be made at the discretion of the Board of Directors, future grants under the 2002 Stock Plan are not yet determinable. Similarly, because each employee's participation in the Company's 1988 Employee Stock Purchase Plan is purely voluntary, the future benefits under the plan are also not yet determinable. Accordingly, the tables shown in Item II and Item III summarize the number of stock options granted under the Company's 2002 Stock Plan and the number of shares purchased under the 1988 Employee Stock Purchase Plan, respectively, during the fiscal year ended January 2, 2004 to (i) the persons named in the Summary Compensation Table, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group, and (iv) all employees (excluding executive officers) as a group. Please see "Item II - Amendment of 2002 Stock Plan" and "Item III - Amendment of 1988 Employee Stock Purchase Plan."

Employment  Contracts  and  Termination  of  Employment  and   Change-in-Control
Arrangements

Steven W. Berglund
------------------

         On March 17, 1999, Mr. Berglund entered into an employment agreement with the Company to serve as the Company's Chief Executive Officer. This agreement provides that, among other things, in the event of Mr. Berglund's involuntary termination or termination for other than defined cause, he will receive severance equal to his then current annual base salary plus one half of any accrued bonus to date.

         In addition, upon joining the Company, Mr. Berglund was granted options to purchase an aggregate of 600,000 shares of the Company's Common Stock with an exercise price of $5.33 per share (as adjusted for the 3-for-2 stock split on March 4, 2004) which was the fair market value on the date of grant in accordance with the terms of such agreement. Such options vest 20% at the first anniversary and monthly thereafter for five years from the original date of grant and have a ten year term of exercise. Under the terms of his employment agreement, in the event of a change of control of the Company, Mr. Berglund will receive an additional 12 months of vesting with respect to his stock options.

         In connection with hiring Mr. Berglund and his original relocation to California and pursuant to the terms of his employment agreement, the Company provided him with interim housing and reimbursed him for certain moving costs and expenses. The Company also provided him with a loan of $400,000 to assist in the purchase of a new primary residence. Such loan is secured by a second deed of trust on the residence and was made at the lending rate at which the Company is able to borrow, as adjusted from time to time. Such loan is to be forgiven by the Company ratably over five years contingent upon Mr. Berglund continuing to be employed by the Company; provided, however, that any remaining unpaid obligation would be due and payable to the Company upon the anniversary of any separation, if Mr. Berglund's employment relationship with the Company ends during such time period.

Mary Ellen Genovese
-------------------

         Pursuant to a letter dated September 5, 2000, in connection with Ms. Genovese's election as the Company's Chief Financial Officer, in the event of a change in control of the Company, Ms. Genovese will receive an additional 12 months of vesting with regard to all shares subject to her stock options.

Irwin L. Kwatek
---------------

         In an offer letter dated October 31, 2000, the Company agreed to grant Mr. Kwatek a special annual bonus equivalent to the gross amount of the annual interest on a loan to be made to Mr. Kwatek for the purpose of acquiring a primary residence in Northern California. See "Certain Relationships and Related Transactions."

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The following table sets forth information with regard to loans made to executive officers of the Company who had outstanding amounts of more than $60,000 at any time since the beginning of the Company's last fiscal year. Each of these loans was made by the Company for the purpose of assisting such executive officer in the acquisition of his primary residence in an exceptional housing market in a location for the benefit of the Company in accordance with the Company's bylaws. Each of these loans is secured by a second deed of trust on such residence, has a term of five years and requires that the interest on such principal amounts be paid currently each year. The principal balance is due in full at the end of such five year term, but such executive officers may pre-pay all or any portion of such balance without a prepayment penalty. The interest rate for each of these loans was set with reference to the then applicable mid-term annual federal rate.

                                                                              Principal Amount      Largest Amount
                                                                 Annual      Outstanding at the    Outstanding During
Name and Position                              Date of Loan   Interest Rate   Record Date ($)      Fiscal Year 2003 ($)
-----------------                              ------------   -------------   ---------------      --------------------
Steven W. Berglund                                6/25/99        5.40%            46,667               126,667
     President and Chief Executive Officer

Irwin L. Kwatek                                   8/15/01        4.99%           150,000               150,000
     Vice President and General Counsel


                               Company Performance

     The following graph shows a five year comparison of the cumulative total return for the Company's Common Stock, the Nasdaq Composite Total Return Index (U.S.), and the Standard & Poor's Technology Sector Index: (1)


[The performance graph has been omitted. Performance Graph. The performance graph required by Item 402(1) of Regulation S-K is set forth in the paper copy of the Proxy Statement immediately following the caption "COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS."

     The peformance graph plots the data points listed below the graph for the data sets (i) Trimble Navigation Limited, (ii) Nasdaq Composite Total Return Index (US) and (iii) the Standard & Poor's Information Technology Sector Index. The graph has a horizontal axis at its bottom which lists from left to right the dates 12/98, 12/99, 12/00, 12/01, 12/02 and 12/03. The graph has a vertical axis at its left which lists from bottom to top numbers 0, 100, 200, 300, 400, 500 and 600. The data points for each data set are plotted on the graph and are connected by line. The line connecting the data points in the Trimble Navigation Limited data set is bold with square to mark the points, while the lines connecting the data points in the Nasdaq Composite Total Return Index (US) data set and the S&P Technology Sector Index data set are dashed with triangle to mark data points and small square dashes with circle to mark data points, respectively.]


DATA POINTS FOR PERFORMANCE GRAPH
TRIMBLE NAVIGATION LIMITED

                                                 Cumulative Total Return
                                 12/98     12/99     12/00     12/01    12/02     12/03
                                 -----     -----     -----     -----    -----     -----
TRIMBLE NAVIGATION LIMITED      100.00    298.28    331.03    223.59   172.28    513.66
NASDAQ STOCK MARKET (U.S.)      100.00    192.96    128.98     67.61    62.17     87.61
S & P INFORMATION TECHNOLOGY    100.00    178.74    105.63     78.31    49.01     72.16


(1) The data in the above graph is presented on a calendar year basis through December 31, 2003 which is the most currently available data from the indicated sources. The Company adopted a 52-53 week fiscal year effective upon the end of fiscal year 1997 and the actual date of the Company's 2002 fiscal year end was January 2, 2004. Any variations due to any differences between the actual date of a particular fiscal year end and the calendar year end for such year are not expected to be material.

* Assumes an investment of $100 on December 31, 1998 in the Company's Common Stock, the Nasdaq Composite Total Return Index (U.S.), and the Standard & Poor's Information Technology Sector Index. Total returns assume the reinvestment of dividends for the indexes. The Company has never paid dividends on its Common Stock and has no present plans to do so.

Copyright 2003, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.

                                     ITEM II
                        AMENDMENT OF THE 2002 STOCK PLAN

         The Company's 2002 Stock Plan was originally adopted by the Company's Board of Directors in March 2002 and approved by the shareholders in May 2002. The initial number of shares reserved for issuance under the 2002 Stock Plan was 3,000,000 shares of the Company's Common Stock, (as adjusted for the 3-for-2 stock split on March 4, 2004) plus any shares reserved but unissued under the Company's 1993 Stock Option Plan (the "1993 Plan") together with any shares subsequently returned to the 1993 Plan as the result of the termination of any options originally granted under the 1993 Plan. As of the Record Date, options to purchase an aggregate of 2,412,148 shares, having an average exercise price of $14.22 per share and expiring from June 21, 2012 to March 9, 2014, were outstanding and 1,508,347 shares remained available for future grant under the 2002 Stock Plan.

         Given the number of shares currently remaining for grant in the 2002 Stock Plan and the Company's present anticipated executive, managerial and technical hiring needs and expectations, the Board of Directors believes that the increase in the number of shares under the 2002 Stock Plan is necessary in order for the Company to be competitive in the marketplace. Over the years, the Silicon Valley, where the Company is headquartered, has become more intensely competitive and attracting and recruiting highly skilled employees continues to be difficult for the Company. Another challenge in the Company's current employment market is to ensure that its experienced and qualified employees, the Company's most significant asset, are appropriately recognized, rewarded, and are encouraged to stay with the Company and help it grow, thereby increasing shareholder value.

         The use of stock options as equity incentives in hiring, retaining and motivating the most talented people within the available human resource pool has been critical to the Company's past overall growth and success by encouraging and motivating high levels of performance from its employees and consultants. The proposed amendment to the 2002 Stock Plan, which is subject to shareholder approval, reflects the Company's philosophy that stock incentives are an important and meaningful component of employee compensation, which enables the Company to attract the best available candidates and to retain a talented employee base. The Board of Directors believes that the proposed amendment is in the best interests of the Company, its shareholders, and its employees and at the Annual Meeting, the shareholders are being asked to approve the proposed amendment to increase by 1,500,000 the number of shares of Common Stock available for issuance under the 2002 Stock Plan.

         The essential features of the 2002 Stock Plan are outlined below:

General

         The purpose of the 2002 Stock Plan is to help the Company attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Company's employees, directors and consultants and the employees and consultants of the Company's parent and subsidiary companies and to promote the success of the Company's business. Options granted under the 2002 Stock Plan may be either "incentive stock options" or nonstatutory stock options.

Administration

         The 2002 Stock Plan may generally be administered by the Company's Board of Directors or a committee appointed by the Board of Directors, referred to as the administrator. The administrator may make any determinations deemed necessary or advisable for the 2002 Stock Plan.

Eligibility

         Nonstatutory stock options may be granted to the Company's employees, directors and consultants and to employees and consultants of any of the Company's parent or subsidiary companies. Incentive stock options may be granted only to the Company's employees and to employees of any of the Company's parent or subsidiary companies. The administrator, in its discretion, selects which of the Company's employees, directors and consultants to whom options may be granted, the time or times at which such options shall be granted, and the exercise price and number of shares subject to each such grant.

Limitations

         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") places limits on the deductibility for federal income tax purposes of compensation paid to certain of the Company's executive officers. In order to preserve the Company's ability to deduct the compensation income associated with options granted to such persons, the 2002 Stock Plan provides that no service provider may be granted, in any Company fiscal year, options to purchase more than 300,000 shares of the Company's Common Stock. Notwithstanding this limit, however, in connection with such individual's initial service with the Company, he or she may be granted options to purchase up to an additional 450,000 shares of the Company's Common Stock. These limits are subject to appropriate adjustments in the case of stock splits, reverse stock splits and the like.

Terms of Options

     Each option under the 2002 Stock Plan is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following terms and conditions, but other specific terms may vary:

     (a) Exercise Price. The administrator determines the exercise price of options at the time the options are granted. The exercise price of options may not be less than 100% of the fair market value of the Company's Common Stock on the date such option is granted; provided, however, that the exercise price of an incentive stock option granted to a 10% shareholder may not be less than 110% of the fair market value on the date such option is granted. The fair market value of the Company's Common Stock is generally determined with reference to the closing sale price for the Company's Common Stock (or the closing bid if no sales were reported) on the date the option is granted.


     (b) Exercise of Option; Form of Consideration. The administrator determines when options become exercisable, and may, in its discretion, accelerate the vesting of any outstanding option. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 2002 Stock Plan permits payment to be made by cash, check, promissory note, other shares of the Company's Common Stock (with some restrictions), cashless exercises, reduction in any Company liability the Company may owe to an optionee, any other form of consideration permitted by applicable law, or any combination thereof.

     (c) Term of Option. The term of an option under the 2002 Stock Plan may be no more than ten (10) years from the date of grant; provided, however, that in the case of an incentive stock option granted to a 10% shareholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

     (d) Termination of Service. If an optionee's service relationship with the Company terminates for any reason (excluding death or disability), then, unless the administrator provides otherwise, the optionee may generally exercise the option within three (3) months of such termination to the extent that the option is vested on the date of termination, (but in no event later than the expiration of the term of such option as set forth in the option agreement). If an optionee's service relationship with the Company terminates due to the optionee's death or disability, then, unless the administrator provides otherwise, the optionee or the optionee's personal representative, estate, or the person who acquires the right to exercise the option by bequest or inheritance, as the case may be, generally may exercise the option, to the extent the option was vested on the date of termination, within twelve (12) months from the date of such termination.


     (e) Non-transferability of Options. Unless otherwise determined by the administrator, options granted under the 2002 Stock Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.


     (f) Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 2002 Stock Plan as may be determined by the administrator.

Adjustment Upon Changes in Capitalization

         In the event that any dividend or other distribution (whether in the form of cash, common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other of the Company's securities, or other change in the Company's corporate structure affecting the Company's Common Stock occurs, the administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2002 Stock Plan, may (in its sole discretion) adjust the number and class of shares that may be delivered under the 2002 Stock Plan and/or the number, class, and price of shares covered by each outstanding option.

         In the event of a liquidation or dissolution, any unexercised options will terminate. The administrator may, in its sole discretion, provide that each optionee shall have the right to exercise all or any part of the option, including shares as to which the option would not otherwise be exercisable.

         In connection with the merger of the Company with or into another corporation or the Company's "change of control", as defined in the 2002 Stock Plan, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation. If the successor corporation refuses to assume the options or to substitute substantially equivalent options, the optionee shall have the right to exercise the option as to all the optioned stock, including shares not otherwise vested or exercisable. In such event, the administrator shall notify the optionee that the option is fully exercisable for fifteen (15) days from the date of such notice and that the option terminates upon expiration of such period. If, in such a merger or Change in Control, the option is assumed or an equivalent option is substituted by such successor corporation, and if during a one-year period after the effective date of such merger or Change in Control, the optionee's status as a service provider is terminated for any reason other than the optionee's voluntary termination of such relationship, then the optionee shall have the right within three (3) months thereafter to exercise the option as to all of the optioned stock, including shares as to which the option would not be otherwise exercisable, effective as of the date of such termination.

Amendment and Termination of the 2002 Stock Plan

         The Company's Board of Directors may amend, alter, suspend or terminate the 2002 Stock Plan, or any part thereof, at any time and for any reason. However, the Company will obtain shareholder approval for any amendment to the 2002 Stock Plan to the extent necessary and desirable to comply with applicable laws. Additionally, unless the Company obtains prior shareholder approval, the administrator will not amend any option to reduce its exercise price or agree to grant options in exchange for optionees agreeing to cancel outstanding options where the economic effect would be the same as reducing the exercise price of the cancelled option. No such action by the Board of Directors or shareholders may alter or impair any option previously granted under the 2002 Plan without the written consent of the optionee. Unless terminated earlier, the 2002 Stock Plan shall terminate by its terms ten (10) years from the date that the 2002 Stock Plan was adopted by the Board of Directors.

Certain Federal Income Tax Information

         Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two (2) years after grant of the option and one (1) year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Currently, net capital gains on shares held more than twelve (12) months may be taxed at a maximum federal rate of 15% and capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise, or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

         Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by the Company's employee is subject to tax withholding by the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Currently, net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 15% and capital losses are allowed in full against capital gains and up to $3,000 against other income.

         The foregoing is only a summary of the effect of federal income taxation upon the Company and optionees with respect to the grant and exercise of options under the 2002 Stock Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee's, director's or consultant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee, director or consultant may reside.

         New Plan Benefits

         The table shown below summarizes the number of stock options granted under the Company's 2002 Stock Plan during the fiscal year ended January 2, 2004 to (i) the persons named in the Summary Compensation Table, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group and (iv) all employees (excluding executive officers) as a group.

                                                        2002 Stock Plan (1)
                                                        -------------------
                                                Exercise Price      Number of
Name and Position                              ($ per Share) (2) Options Granted
-----------------                              ---------------------------------
Steven W. Berglund
     President and Chief Executive Officer.....     $17.00            150,000

Mary Ellen Genovese
     Chief Financial Officer and
     Vice President Finance....................     $17.00            18,000

Dennis L. Workman
     Vice President and General Manager,
        Component Technologies Division........     $17.00            37,500

Irwin L. Kwatek
        Vice President and General Counsel          $17.00            18,000

Joseph F. Denniston
        Vice President, Operations                  $17.00            12,000

Current Executive Officers, as a group.........     $17.00           235,500

Non-Executive Officer Directors, as a group....     $16.35            60,000

Non-Executive Officer Employees, as a group....     $13.57           963,472


(1) Only employees and consultants (including officers and directors) of the Company are eligible for option grants under the 2002 Stock Plan as approved by the Company's Board of Directors.
(2) Exercise prices for the options granted during the 2003 fiscal year under the 2002 Stock Plan are shown on a weighted-average basis for the groups presented. Future benefits under the Company's option plans are not determinable, as grants of options are at the discretion of the Company's Board of Directors and are dependent upon the price of the Company's common stock in the future. The closing price of the Company's common stock on January 2, 2004 as quoted on the Nasdaq National Market System was $24.48 per share (as adjusted for the 3-for-2 stock split on March 4, 2004).

Vote Required

         The approval of the proposed amendment to the 2002 Stock Plan to increase by 1,500,000 the number of additional shares of the Company's Common Stock available for issuance and sale under such plan, requires the affirmative vote of the holders of a majority of the shares present at the Annual Meeting in person or by proxy and entitled to vote as of the Record Date.

Recommendation of the Board of Directors

     The Company's Board of Directors recommends a vote FOR the proposed amendment of the 2002 Stock Plan to increase by 1,500,000 the number of additional shares of the Company's Common Stock available for issuance and sale under the plan.

                                    ITEM III
               AMENDMENT OF THE 1988 EMPLOYEE STOCK PURCHASE PLAN

         The Company's 1988 Employee Stock Purchase Plan (the "Purchase Plan"), was adopted by the Board of Directors in September 1988 and approved by the shareholders in April 1989, initially reserving 600,000 shares for purchase thereunder by eligible employees. Since then, the Board of Directors and the shareholders of the Company have approved amendments to the Purchase Plan increasing the shares available for purchase thereunder to an aggregate of 5,025,000 shares of the Company's Common Stock. As of the Record Date, eligible employees have purchased an aggregate of 327,791 shares of the Company's Common Stock under the Purchase Plan and 431,181 shares remained available for future sales under the Purchase Plan. During the 2003 fiscal year, eligible employees of the Company purchased an aggregate of 327,791 shares at an average price of
9.5193 per share under the Purchase Plan and, during the prior fiscal year 2002, eligible employees purchased an aggregate of 241,608 shares at an average price of 11.1804 per share under the Purchase Plan.

         In January 2004, the Board of Directors approved, subject to shareholder approval, an additional amendment to the Purchase Plan to increase the number of shares of Common Stock available for future purchase by Company's eligible employees by 300,000 shares to an aggregate of 5,325,000 shares. The Company believes that maintaining a competitive employee stock purchase program is an important element in both recruiting and retaining employees in its current employment environment. The Company's Purchase Plan is designed to more closely align the interests of the Company's employees and shareholders by encouraging employees to invest their own money in the Company's equity securities. By allowing eligible employees to purchase shares of the Company's Common Stock at a discount, as described below under "Purchase Price," the Company's Purchase Plan encourages employees to become shareholders of the Company, thereby providing them with a direct incentive in the long-term growth and overall success of the Company.

         The Company is also requesting the authorization of additional shares under the Purchase Plan in order to preserve the current benefits of the Purchase Plan for employees and favorable accounting treatment for the Company. The Purchase Plan currently provides for six month enrollment periods, as described below under "Offering Periods." Under current accounting rules, if at the start of an enrollment period, the shares reserved for issuance under an employee stock purchase plan are insufficient to cover all shares issuable throughout that period, and (i) any shares sold during an enrollment period are authorized after the commencement of the enrollment period, and (ii) on such subsequent authorization date, the fair market value ("FMV") of the shares is higher than the FMV of the shares at the beginning of the enrollment period, then the Company would be required to record a charge to earnings for each subsequent quarter in which the FMV of shares on a semi-annual purchase date was higher than the FMV of the shares on the enrollment date, to reflect the perceived compensatory element of the difference in FMV. Such an accounting charge could be significant to the Company depending upon the size of the shortfall in the number of shares and the change in FMV in such shares.

         The Company believes that the amendment increasing the number of shares under the Purchase Plan will enable the Company to continue its policy of encouraging widespread employee stock ownership as a means of motivating high levels of employee performance and encouraging employees to stay with the Company and help it grow, thereby increasing shareholder value. The Board of Directors believes that the proposed amendment is in the best interests of the Company, its shareholders, and its employees and at the Annual Meeting, the shareholders are being asked to approve an increase of 300,000 shares of Common Stock available for future purchase by eligible employees under the Purchase Plan.

         The essential features of the Purchase Plan are outlined below:

Purpose

         The purpose of the Purchase Plan is to provide employees with an opportunity to purchase Common Stock of the Company through payroll deductions in a manner that qualifies under Section 423 of the Internal Revenue Code.

Administration

         The  Purchase  Plan is  administered  by the  Board of  Directors  or a
designated   committee   of  the  Board  of   Directors,   referred  to  as  the
administrator.

Eligibility

         Only employees employed by the Company or its designated subsidiaries on the first day of an offering period may participate in the Purchase Plan. For this purpose, an "employee" is any person who has been continually employed for at least two consecutive months and is regularly employed at least twenty hours per week and at least five months per calendar year by the Company or any of its designated subsidiaries. No employee may be granted an option under the Purchase Plan if: (i) immediately after the grant of the option, the employee would own five percent or more of the total combined voting power or value of the stock of the Company or any of its subsidiaries; or (ii) an employee's right to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds $25,000 worth of stock (determined with reference to the FMV of the Common Stock at the time of grant) in a calendar year. Subject to these eligibility criteria, the Purchase Plan permits eligible employees to purchase Common Stock through payroll deductions subject to certain limitations described below. See "Payment of Purchase Price; Payroll Deductions."

Offering Periods

         The Purchase Plan is implemented by offering periods lasting six months with a new offering period commencing every six months, on or about January 1st and July 1st of each year. Normally, a participant's payroll deductions are accumulated throughout an offering period and, at the end of the offering period, shares of the Company's Common Stock are purchased with the accumulated payroll deductions.

Purchase Price

         The purchase price per share at which shares will be sold in an offering under the Purchase Plan is the lower of (i) 85% of the FMV of a share of Common Stock on the first day of an offering period or (ii) 85% of the FMV of a share of Common Stock on the last day of each offering period. The FMV of the Common Stock on a given date is generally the closing sale price of the Common Stock as reported on the Nasdaq National Market for such date.

Payment of Purchase Price; Payroll Deductions

         The purchase price of the shares is accumulated by payroll deductions over the offering period. The Purchase Plan provides that the aggregate of such payroll deductions during the offering period shall not exceed 10% of the participant's compensation during any offering period, nor $21,250 for all offering periods which end in the same calendar year. During an offering period, a participant may discontinue his or her participation in the Purchase Plan, and may decrease, but not increase, the rate of payroll deductions in an offering period within limits set by the administrator.

         All payroll deductions made for a participant are credited to the participant's account under the Purchase Plan, are withheld in whole percentages only and are included with the general funds of the Company. Funds received by the Company pursuant to exercises under the Purchase Plan are used for general corporate and working capital purposes. A participant may not make any additional payments into his or her account.

Withdrawal

         A participant may terminate his or her participation in the Purchase Plan at any time by giving the Company a written notice of withdrawal. In such event, all of the payroll deductions credited to the participant's account will be returned, without interest, to such participant. Payroll deductions will not resume unless a new subscription agreement is delivered in connection with a subsequent offering period.

Termination of Employment

         Termination of a participant's employment for any reason, including retirement or death, cancels his or her participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account but not used to purchase shares will be returned without interest to such participant, his or her designated beneficiaries or the executors or administrators of his or her estate.

Adjustments Upon Changes in Capitalization

         In the event of any changes in the capitalization of the Company effected without receipt of consideration by the Company, such as a stock split, stock dividend, combination or reclassification of the Common Stock, resulting in an increase or decrease in the number of shares of Common Stock, proportionate adjustments will be made by the Board of Directors in the shares subject to purchase and in the price per share under the Purchase Plan. In the event of liquidation or dissolution of the Company, the offering periods then in progress will terminate immediately prior to the consummation of such event unless otherwise provided by the Board of Directors. In the event of a sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, any offering periods then in progress shall be shortened by the setting of a new exercise date to be held before the Company's proposed sale or merger. At least ten days before the new exercise date, the Board of Directors will notify each participant that the exercise date has been changed and that the participant's option will be automatically exercised on the new exercise date, unless the participant withdraws from the Purchase Plan.

Amendment and Termination

         The Board of Directors may at any time and for any reason amend or terminate the Purchase Plan, except that (i) no such termination shall affect options previously granted unless the Board of Directors determines that terminating an Offering Period is in the best interests of the Company and (ii) no amendment shall make any change in an option granted prior thereto which adversely affects the rights of any participant.

Certain Federal Income Tax Information

         The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the beginning of the offering period in which they are purchased and one year from the date of the applicable purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the beginning of the offering period in which they are purchased. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

         The foregoing is only a summary of the effect of federal income taxation upon the Company and participant with respect to shares purchased under the Purchase Plan. It does not purport to be complete, and does not discuss the tax consequences of the participant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

New Plan Benefits

         The table shown below summarizes the number of stock options granted under the Company's 1988 Employee Stock Purchase Plan during the fiscal year ended January 2, 2004 to (i) the persons named in the Summary Compensation Table, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group, and (iv) all employees (excluding executive officers) as a group.

                                                                 1988 Employee
                                                            Stock Purchase Plan (1)
                                                            -----------------------
                                                   Purchase Price           Number of
Name and Position                                ($ per Share) (2)     Shares Purchased
-----------------                                -----------------     ----------------
Steven W. Berglund
     President and Chief Executive Officer.....              0                   0

Mary Ellen Genovese
     Chief Financial Officer and
     Vice President Finance....................        $10.165               1,655

Joseph F. Denniston
        Vice President, Operations                           0                   0

Irwin L. Kwatek
        Vice President and General Counsel                   0                   0

Dennis L. Workman
     Vice President and General Manager,
        Component Technologies Division........        $10.165                 483

Current Executive Officers, as a group..........       $10.165              13,885

Non-Executive Officer Directors, as a group.....             0                   0

Non-Executive Officer Employees, as a group.....       $10.165             313,906


(1) Only Company employees (including officers) whose customary employment with the Company is at least 20 hours per week and more than five months in any calendar year are eligible to participate in the 1988 Employee Stock Purchase Plan.
(2) Under the terms of the 1988 Employee Stock Purchase Plan, eligible employees may purchase shares of the Company's Common Stock through payroll deductions at a purchase price not less than 85% of the fair market value of the Company's Common Stock on the first or last day of each applicable six-month offering period. All purchase prices for shares acquired during the 2003 fiscal year under the 1988 Employee Stock Purchase Plan are shown on a weighted-average basis. There were two open offering periods during the 2003 fiscal year and the applicable per share purchase prices were $7.42 and $12.91, respectively, each adjusted for the 3-for-2 stock split on March 4, 2004.

Vote Required

         Approval of the proposed amendment to the Purchase Plan to increase by 300,000 the number of shares of Common Stock available for purchase by eligible employees under the Purchase Plan requires the affirmative vote of the holders of a majority of the shares present at the Annual Meeting in person or by proxy and entitled to vote as of the Record Date.

Recommendation of the Board of Directors

         The Company's Board of Directors recommends a vote FOR the proposed amendment to increase by 300,000 shares the number of shares of Common Stock available for purchase by eligible employees under the 1988 Employee Stock Purchase Plan.

                                   PROPOSAL IV
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS


         The Board of Directors has appointed Ernst & Young LLP ("Ernst & Young") as the Company's independent auditors, to audit the financial statements of the Company for the current fiscal year ending December 31, 2004. Ernst & Young has been the Company's independent auditor since 1986. The Company expects that a representative of Ernst & Young will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to answer any appropriate questions.

                         Fees Paid to Ernst & Young LLP

Audit Fees and Non-Audit Fees:

     The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company's annual financial statements for the years ended January 3, 2003 and January 2, 2004, and fees for other services rendered by Ernst & Young during those periods.



                                Year Ended            Year Ended
Category                      January 3, 2003       January 2, 2004
--------                      ---------------       ---------------
Audit Fees                      $  947,000              $  883,000

Audit-Related Fees (1)          $   35,000              $        0

Tax Fees (2)                    $1,546,000              $1,348,000

All Other Fees                      None                    None

(1) Audit-related fees consist of assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements.

(2) Tax fees consist of tax compliance, tax planning, and tax advice, both domestic and international.

Audit Committee Pre-Approval of Policies and Procedures

         The Audit Committee is responsible for appointing, setting compensations, and overseeing the work of the independent auditor. The Audit Committee has established a pre-approval procedure for all audit and permissible non-audit services to be performed by Ernst & Young. The pre-approval policy requires that requests for services by the independent auditor be submitted to the Company's Chief Financial Officer (CFO) for review and approval. Any requests that are approved by the CFO are then aggregated and submitted to the Audit Committee for approval of services at a meeting of the Audit Committee. Requests may be made with respect to either specific services or a type of service for predictable or recurring services.

         The Audit  Committee has concluded  that the provision of the non-audit
services   listed  above  is  compatible  with   maintaining   Ernst  &  Young's
independence.

Vote Required

         Ratification of the appointment of Ernst & Young as the Company's independent auditors for the current fiscal year ending December 31, 2004, will require the affirmative vote of the holders of a majority of the shares present and voting at the Annual Meeting either in person or by proxy. In the event that such ratification by the shareholders is not obtained, the Audit Committee and the Board of Directors will reconsider such selection.

Recommendation of the Board of Directors

         The Company's Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the independent auditors for the Company for the current fiscal year ending December 31, 2004.



                                  HOUSEHOLDING

         As permitted by the Exchange Act, we may deliver only one copy of this Proxy Statement to shareholders residing at the same address, unless such shareholders have notified the Company of their desire to receive multiple copies of the Proxy Statement. Shareholders residing at the same address may request delivery of only one copy of the Proxy Statement by directing a notice to the Company's Investor Relations department at the address below.

         The Company will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to the Company at its principal executive offices, Attention: Investor Relations, at 749 North Mary Avenue, Sunnyvale, California 94086, (408) 481-8000.


                                  OTHER MATTERS

         The Company knows of no other matters to be submitted for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

         It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to mark, sign, date, and return the accompanying Proxy as promptly as possible in the postage-prepaid envelope which has been enclosed for your convenience or vote electronically via the Internet or by telephone in accordance with the detailed instructions on your individual Proxy card.

                                  For the Board of Directors
                                  TRIMBLE NAVIGATION LIMITED

                                  ROBERT S. COOPER
                                  Chairman of the Board
Dated:  April 8, 2004

                                   Appendix A
                           Trimble Navigation Limited
            Charter for the Audit Committee of The Board of Directors

         PURPOSE:

         The purpose of the Audit Committee established by this charter will be to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the corporation, to provide to the Board of Directors the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require Board attention.

         In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and other duties as the Board of Directors prescribes from time to time.

         MEMBERSHIP:

         The Audit Committee will consist of at least three members of the Board. The members of the Audit Committee will be appointed by and will serve at the discretion of the Board of Directors.

         The members of the Audit Committee will be outside directors, financially literate, and considered independent. The Board of Directors may chose to appoint one non-independent member to the Audit Committee. The Board will disclose the reasons for the appointment of a non-independent member in the Company's annual proxy. The Audit Committee will have at least one member who is considered a financial expert, or will disclose the reasons a financial expert is not on the committee.

         RESPONSIBILITIES:

         The responsibilities of the Audit Committee shall include:

     1. Nominating, hiring, and approving the compensation of the independent auditors.

     2.   Reviewing the plan for the audit and related services.

     3.   Approving non-audit related services.

     4. Reviewing audit results and financial statements; all critical accounting policies and alternative treatments of financial information within GAAP including ramifications and methods preferred by the auditors.

     5.   Reviewing   all  material   communication   between  the  auditor  and
          management, including management letters and schedules of unadjusted differences.

     6. Reviewing and approving the Company's quarterly earnings press release to verify the absence of misleading information.

     7. Reviewing the Company's 10Qs and 10K to ensure the information presented in the MD&A is consistent with the financial statements and related footnote disclosures.

     8. Reviewing any outstanding Director or Officer loans and determine whether these loans qualify as acceptable transactions.

     9. Overseeing the adequacy of the corporation's system of internal accounting controls, including obtaining from the independent auditor's management letters or summaries on such internal accounting controls.

     10.  Overseeing the effectiveness of the internal audit function.

     11. Reviewing with management their assessment of the effectiveness of internal controls.

     12.  Assessing the adequacy of the CEO and CFO certification process.

     13. Engaging independent counsel, consultants, accountants, and other advisors as the audit committee deems necessary to comply with the responsibilities of this charter.

     14.  Reviewing  annually  the  Company's   insurance  practices  to  ensure
          adequate coverage for identified risks.

     15.  Overseeing  compliance  with the Foreign  Corrupt  Practices  Act.

     16. Reviewing and responding to all complaints received from employees on accounting and auditing matters.

     17.  Overseeing   compliance  with  SEC   requirements  for  disclosure  of
          auditor's services and Audit Committee members and activities.

     18.  Reviewing  accounting and corporate  governance  developments  with an
          objective   perspective  of  their  impact  to  the  Company  and  the
          Committee.

     19. Obtaining a formal written statement of independence from the independent auditors, as well as a statement that the auditors are in compliance with the rules of and are in good standing with the Public Company Accounting Oversight Board; and

     20. Engaging in a dialog with the auditors with respect to any relationships that may impact the objectivity or independence of the auditors, as well as ensuring the rotation of the signing audit partner every five years.

         In addition to the above responsibilities, the Audit Committee shall review and assess the adequacy of its charter on at least an annual basis, especially in light of the then currently applicable rules for continued listing on the Nasdaq national market and undertake any other duties as the Board of Directors delegates to it, and will report, at least annually, to the Board regarding the Committee's examinations and recommendations.

         MEETINGS:

         The Audit Committee will meet at least four times each year. The Audit Committee may establish its own schedule, which it will provide in advance to the Board of Directors.

         The Audit Committee will meet separately with the president and separately with the chief financial officer of the corporation at least annually to review the financial affairs of the corporation. The Audit Committee will meet with the independent auditors of the corporation, at such times as it deems appropriate, to review the independent auditor's examination and management report.

         REPORTS:

         The Audit Committee will record its summaries of recommendations in writing to the Board, which will be incorporated as a part of the minutes of the Board of Directors meeting.

         MINUTES:

         The Audit Committee will maintain written minutes of its meetings and the minutes will be filed in the corporate minute book.

                                   Appendix B

                                  Form of Proxy

                     PROXY TRIMBLE NAVIGATION LIMITED PROXY

                  PROXY FOR 2004 ANNUAL MEETING OF SHAREHOLDERS

This Proxy is Solicited on Behalf of the Board of Directors

The  undersigned   shareholder  of  TRIMBLE  NAVIGATION  LIMITED,  a  California
corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 8, 2004, and hereby appoints Steven W. Berglund, and Mary Ellen Genovese and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Shareholders of TRIMBLE NAVIGATION LIMITED, to be held on Wednesday, May 19, 2004, at 6:00 p.m. local time, at the Four Points Sheraton Hotel in Sunnyvale, located at 1250 Lakeside Drive, Sunnyvale, California 94085 in the Ballroom, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE LISTED NOMINEES IN THE ELECTION OF DIRECTORS, TO APPROVE AN INCREASE OF 1,500,000 SHARES IN THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE 2002 STOCK PLAN, TO APPROVE AN INCREASE OF 300,000 SHARES IN THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK AVAILABLE FOR PURCHASE UNDER THE 1988 EMPLOYEE STOCK PURCHASE PLAN, AND FOR THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE CURRENT FISCAL YEAR ENDING DECEMBER 31, 2004, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.

Both of such attorneys or substitutes (if both are present and acting at said meeting or any adjournment(s) thereof, or, if only one shall be present and acting, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

                 (Continued, and to be signed on the other side)

                              FOLD AND DETACH HERE

                YOU MAY VOTE IN ANY OF THE FOLLOWING THREE WAYS:

                  1. Vote via the Internet at http://www.proxyvote.com. You will need the Control Number that appears in the box in the lower right corner of this card.

                  2. Vote by telephone by calling 1-800-690-6903 from a touch-tone telephone in the U.S. There is no charge for this call. You will need the Control Number that appears in the box in the lower right corner of this card.

                  3. Mark, sign and date this proxy form and return it in the enclosed envelope.

[Company logo appears here]
Trimble Navigation Limited
745 N. Mary Ave.
Sunnyvale, CA  94085

                      VOTE BY INTERNET - www.proxyvote.com

                                                 Use the  Internet  to  transmit
                                                 your  voting  instructions  and
                                                 for   electronic   delivery  of
                                                 information up until 11:59 P.M.
                                                 Eastern Time the day before the
                                                 cut-off  date of meeting  date.
                                                 Have  your  proxy  card in hand
                                                 when you  access  the web site.
                                                 You will be  prompted  to enter
                                                 your  12-digit  Control  Number
                                                 which  is   located   below  to
                                                 obtain  your   records  and  to
                                                 create  an  electronic   voting
                                                 instruction form.

                                                 VOTE BY PHONE - 1-800-690-6903

                                                 Use any touch-tone telephone to
                                                 transmit       your      voting
                                                 instructions up until 11:59 P.M
                                                 Eastern  Time the  date  before
                                                 the  cut-off  date  or  meeting
                                                 date.  Have your  proxy card in
                                                 hand when you call. You will be
                                                 prompted to enter your 12-digit
                                                 Control Number which is located
                                                 below  and  then   follow   the
                                                 simple  instructions  the  Vote
                                                 Voices provides you.

                                                 VOTE BY MAIL

                                                 Mark,  sign and date your proxy
                                                 card  and   return  it  in  the
                                                 postage-paid  envelope  we have
                                                 provided   or   return   it  to
                                                 Trimble Navigation Limited, c/o
                                                 ADP, 51 Mercedes Way, Edgewood,
                                                 NY 11717.


TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                   TRIMBLE KEEP THIS PORTION FOR YOUR RECORDS

                       DETACH AND RETURN THIS PORTION ONLY

               THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

Trimble Navigation Limited

Vote on Directors

1.  Elections of Directors to serve for the  FOR    WITHHOLD    FOR      To withhold authority to vote,
    ensuing year and until their                    FOR ALL     ALL      mark "For All Except" and write
    successors are elected.                                     EXCEPT   the nominee's number on the line
                                             [ ]     [ ]         [ ]     below.
                                                                         ______________________________

Nominees:
01 Steven W. Berglund, 02 Robert S. Cooper, 03 John B. Goodrich,
04 William Hart, 05 Ulf J. Johansson, 06 Bradford W. Parkinson, and 07 Nickolas W. VandeSteeg.

Vote on Proposals
                                                     FOR    AGAINST    ABSTAIN
2.  To approve an increase of 1,500,000 shares       [ ]      [ ]        [ ]
    in the number of shares of the Company's common stock available for issuance under the 2002 Stock Plan.

3.  To approve an increase of 300,000 shares in      FOR   AGAINST     ABSTAIN
    the number of shares of the Company's common     [ ]     [ ]          [ ]
    stock available for purchase under the 1998
    Employee Stock Purchase Plan.

4.  To ratify the appointment of Ernst & Young LLP   FOR   AGAINST     ABSTAIN
    as independent auditors of the Company           [ ]     [ ]          [ ]
    for the current fiscal year ending
    December 31, 2004.

5.  To transact suchh other business as may
    properly come before the meeting or any
    adjournment thereof.

Check here to keep your vote confidential           Yes           No
according to the current policy                     [ ]           [ ]

Signature(s)______________________________________________   Dated _______, 2004

     (This Proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. If signing for estates, trusts, corporations, or partnerships' title or capacity should be stated. If shares are held jointly each holder should sign.)